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Exhibit 3.2

                            CERTIFICATE OF TRUST OF
                              OXY CAPITAL TRUST II


     THIS Certificate of Trust of Oxy Capital Trust II (the "Trust"), dated December 16, 1998, is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed by this Certificate of Trust is Oxy Capital Trust II.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the trust, have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

     J. R. Havert,
     As Trustee

     /s/ J. R. Havert
     ----------------

     A. R. Leach,
     As Trustee

     /s/ A. R. Leach
     ---------------

     John R. Zaylor,
     As Trustee

     /s/ John R. Zaylor
     -------------------

     The Bank of New York,
     As Trustee

     By: /s/ T.C. Knight
         ---------------
     Name:  T.C. Knight
     Title:  Assistant Vice President

     The Bank of New York (Delaware),
     As Delaware Trustee

     By: /s/ Walter N. Gitlin
         --------------------
     Name: Walter N. Gitlin
     Title: Authorized Signatory